Exhibit 99.1

October 23, 2014

JANUS CAPITAL GROUP INC. ANNOUNCES

THIRD QUARTER 2014 RESULTS

DENVER — Janus Capital Group Inc. (“JCG”) (NYSE: JNS) today reported third quarter net income of $40.9 million, or $0.22 per diluted share, compared with second quarter 2014 net income of $36.3 million, or $0.19 per diluted share, and net income of $32.6 million, or $0.17 per diluted share, in the third quarter 2013.

Flows and Assets Under Management

Average assets under management during the third quarter 2014 were $176.5 billion compared with $174.4 billion during the second quarter 2014 and $165.2 billion during the third quarter 2013.

At September 30, 2014, JCG’s total assets under management were $174.4 billion compared with $177.7 billion at June 30, 2014, and $166.7 billion at September 30, 2013.

The decrease in complex-wide assets during the third quarter 2014 reflects long-term net outflows of $2.1 billion and net market depreciation of $1.2 billion. Fundamental equity and mathematical equity long-term net outflows totaled $2.1 billion and $0.3 billion, respectively, while fixed income long-term net inflows totaled $0.3 billion.

Investment Performance

As of September 30, 2014, 53% of complex-wide mutual funds had a 4- or 5-star Overall Morningstar RatingTM.(1)

As of September 30, 2014, 55%, 66% and 45% of fundamental equity mutual fund assets ranked in the top half of their Morningstar categories on a one-, three- and five-year total return basis, respectively.(2)

Fixed income mutual fund assets continued to generate strong long-term relative investment performance with 100%, 100% and 78% of mutual fund assets ranked in the top half of their Morningstar categories on a one-, three- and five-year total return basis as of September 30, 2014.(3)

As of September 30, 2014, 48%, 38% and 58% of mathematical equity relative return strategies surpassed their respective benchmarks, net of fees, over the one-, three- and five-year periods, respectively.(4)

(1)         For the period ending September 30, 2014, 45%, 50% and 73% of complex-wide mutual funds had a 4- or 5-star Morningstar rating for the 3-, 5- and 10-year periods based on risk-adjusted returns for 47, 40 and 30 funds, respectively. 47 funds were included in the analysis for the overall period.

(2)         References Morningstar relative performance on an asset-weighted basis. For the 10-year period ending September 30, 2014, 77% of the fundamental equity mutual fund assets outperformed the majority of their Morningstar peers based on total returns. For the 1-, 3-, 5- and 10-year periods ending September 30, 2014, 62%, 59%, 56% and 75% of the 42, 37, 32 and 24 fundamental equity mutual funds outperformed the majority of their Morningstar peers based on total returns.

(3)         References Morningstar relative performance on an asset-weighted basis. For the 10-year period ending September 30, 2014, 100% of the fixed income mutual fund assets outperformed the majority of their Morningstar peers based on total returns. For the 1-, 3-, 5- and 10-year periods ending September 30, 2014, 83%, 83%, 75% and 100% of the 6, 6, 4 and 4 fixed income mutual funds outperformed the majority of their Morningstar peers based on total returns.

(4)         Mathematical relative return strategies exclude absolute volatility strategies. For the period ending September 30, 2014, 20%, 50%, 50% and 20% of the relative return mathematical equity mutual funds were beating their benchmarks on a 1-, 3-, 5-year and since-fund inception basis. Funds included in the analysis and their inception dates are: INTECH U.S. Growth Fund — Class S (January 2003); INTECH U.S. Core Fund — Class T (February 2003); INTECH U.S. Value Fund — Class I (December 2005); INTECH International Fund — Class I (May 2007); INTECH Global Dividend Fund — Class I (December 2011).

Financial Discussion

Financial Highlights

(dollars in millions, except per share data or as noted)

	Three Months Ended
	September 30,	June 30,	September 30,
	2014	2014	2013

Average Assets Under Management (in billions)	$176.5	$174.4	$165.2
Ending Assets Under Management (in billions)	$174.4	$177.7	$166.7
Revenues	$237.0	$231.2	$217.7
Operating Expenses	$165.4	$160.5	$158.7
Operating Income	$71.6	$70.7	$59.0
Operating Margin	30.2%	30.6%	27.1%

Net Income Attributable to JCG	$40.9	$36.3	$32.6

Diluted Earnings per Share	$0.22	$0.19	$0.17

Third quarter 2014 revenues of $237.0 million increased from second quarter 2014, primarily due to lower negative mutual fund performance fees and higher investment management fee revenue. Third quarter 2014 operating expenses of $165.4 million increased $4.9 million, or 3.1%, from second quarter 2014, primarily due to higher compensation expenses.

Capital and Liquidity

At September 30, 2014, JCG had stockholders’ equity of $1.6 billion, cash and investments of $776.1 million and outstanding debt of $449.8 million.

Cash flows from operations during the third quarter 2014 were $100.1 million compared with $65.9 million during the second quarter 2014 and $78.3 million during the third quarter 2013.

As part of its capital management, JCG repurchased 2,094,800 shares of its common stock at an average price of $12.14 per share and a total cost of $25.4 million during the third quarter 2014.

On October 20, 2014, JCG’s Board of Directors declared a regular quarterly cash dividend of $0.08 per share. The quarterly dividend will be paid on November 21, 2014, to stockholders of record at the close of business on November 7, 2014.

Third Quarter 2014 Earnings Call Information

JCG will host a conference call and webcast to discuss its results on Thursday, October 23, 2014, at 10 a.m. Eastern Daylight Time. To participate in the conference call, please dial (888) 397-5338 in the U.S. and Canada or (719) 325-2145 internationally.  The webcast of the conference call and the slides used during the presentation can be accessed via the investor relations section of JCG’s website, www.janus.com/ir. For those unable to join the conference call at the scheduled time, an audio replay will be available on www.janus.com/ir for a period of at least seven days following the call.

About Janus Capital Group Inc.

Janus Capital Group Inc. (JCG) is a global investment firm dedicated to delivering better outcomes for clients through differentiated investment solutions from three independent managers: Janus Capital Management LLC (Janus), INTECH Investment Management LLC (INTECH) and Perkins Investment Management LLC (Perkins). Each manager brings a distinct perspective, style-specific expertise and a disciplined approach to risk. JCG’s multi-boutique approach provides clients with distinctive solutions across a broad range of asset classes including equities, fixed income, alternatives, asset allocation and income products.

At the end of September 2014, JCG managed approximately $174.4 billion in assets for shareholders, clients and institutions around the globe. Based in Denver, JCG also has offices in London, Milan, Munich, Singapore, Hong Kong, Tokyo, Melbourne, Paris, The Hague, Zurich, Frankfurt, Dubai and Taipei.

Investor Relations Contact:

John Groneman

john.groneman@janus.com

(303) 336-7466

Media Contact:

Peter MacKellar

pmackellar@csg-pr.com

(720) 726-5456

JANUS CAPITAL GROUP INC.

UNAUDITED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(dollars in millions, except per share data or as noted)

	Three Months Ended
	September 30,	June 30,	September 30,
	2014	2014	2013
Revenues:
Investment management fees	$213.3	$210.5	$204.0
Performance fees	(14.0)	(17.3)	(22.0)
Shareowner servicing fees and other	37.7	38.0	35.7
Total revenues	237.0	231.2	217.7

Operating expenses:
Employee compensation and benefits	82.2	77.8	73.3
Long-term incentive compensation	11.6	12.5	15.8
Marketing and advertising	4.1	4.5	4.6
Distribution	33.2	32.5	30.8
Depreciation and amortization	6.2	6.2	7.1
General, administrative and occupancy	28.1	27.0	27.1
Total operating expenses	165.4	160.5	158.7

Operating income	71.6	70.7	59.0

Interest expense	(7.6)	(8.9)	(9.5)
Investment gains, net	1.3	0.9	7.9
Other income (expense), net	(1.1)	0.4	0.8
Loss on early extinguishment of debt	—	—	(0.9)
Income tax provision	(23.6)	(26.2)	(21.7)

Net income	40.6	36.9	35.6

Noncontrolling interests	0.3	(0.6)	(3.0)

Net income attributable to JCG	$40.9	$36.3	$32.6

Net income attributable to JCG	$40.9	$36.3	$32.6
Less: Allocation of earnings to restricted stock	1.4	1.2	—
Net income attributable to JCG common shareholders	$39.5	$35.1	$32.6

Basic weighted-average shares outstanding (in millions)	181.4	183.4	184.7
Diluted weighted-average shares outstanding (in millions)	182.8	184.5	186.4

Diluted earnings per share attributable to JCG common shareholders	$0.22	$0.19	$0.17

Average assets under management (in billions)	$176.5	$174.4	$165.2

JANUS CAPITAL GROUP INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in millions)

	September 30,	December 31,
	2014	2013
Assets:
Cash and cash equivalents	$434.9	$344.5
Investment securities	341.2	485.5
Other assets	175.2	169.1
Property and equipment, net	29.8	29.9
Intangible assets and goodwill, net	1,710.9	1,718.3
Total assets	$2,692.0	$2,747.3

Liabilities and equity:
Debt	$449.8	$544.6
Other liabilities	206.5	237.2
Deferred income taxes	463.0	447.7
Redeemable noncontrolling interests	4.8	7.3
Total equity	1,567.9	1,510.5
Total liabilities and equity	$2,692.0	$2,747.3

UNAUDITED CONDENSED CASH FLOW INFORMATION

(dollars in millions)

	Three Months Ended
	September 30,	June 30,	September 30,
	2014	2014	2013
Cash provided by (used in):
Operating activities	$100.1	$65.9	$78.3
Investing activities	(2.5)	71.5	(4.5)
Financing activities	(100.9)	(79.1)	(64.8)
Effect of foreign exchange rate changes	—	(0.1)	(0.1)
Net change during period	$(3.3)	$58.2	$8.9

JANUS CAPITAL GROUP INC.

ASSETS & FLOWS BY INVESTMENT DISCIPLINE

(dollars in billions)

	Three Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013
Growth/Core (1)
Beginning of period assets	$61.4	$60.2	$57.1
Sales	3.0	1.9	2.0
Redemptions	(4.2)	(3.2)	(5.4)
Net redemptions	(1.2)	(1.3)	(3.4)
Market/fund performance	—	2.5	4.9
End of period assets	$60.2	$61.4	$58.6

Global/International
Beginning of period assets	$20.0	$19.4	$16.8
Sales	1.5	0.8	1.1
Redemptions	(1.4)	(1.2)	(1.1)
Net sales (redemptions)	0.1	(0.4)	—
Market/fund performance	(0.5)	1.0	1.5
End of period assets	$19.6	$20.0	$18.3

Mathematical Equity (2)
Beginning of period assets	$49.8	$48.2	$41.3
Sales	1.6	1.4	2.7
Redemptions	(1.9)	(2.0)	(2.0)
Net sales (redemptions)	(0.3)	(0.6)	0.7
Market/fund performance	(0.1)	2.2	2.7
End of period assets	$49.4	$49.8	$44.7

Fixed Income (1)
Beginning of period assets	$31.4	$30.5	$27.3
Sales (4)	3.1	2.5	2.5
Redemptions	(2.8)	(2.2)	(2.5)
Net sales (4)	0.3	0.3	—
Market/fund performance (4)	(0.2)	0.6	0.5
End of period assets	$31.5	$31.4	$27.8

Value (3)
Beginning of period assets	$13.7	$14.4	$16.7
Sales	0.7	0.5	0.7
Redemptions	(1.7)	(1.8)	(2.2)
Net redemptions	(1.0)	(1.3)	(1.5)
Market/fund performance	(0.4)	0.6	0.7
End of period assets	$12.3	$13.7	$15.9

Money Market
Beginning of period assets	$1.4	$1.4	$1.4
Sales	0.1	0.2	0.2
Redemptions	(0.1)	(0.2)	(0.2)
Net sales (redemptions)	—	—	—
Market/fund performance	—	—	—
End of period assets	$1.4	$1.4	$1.4

Total Company
Beginning of period assets	$177.7	$174.1	$160.6
Sales	10.0	7.3	9.2
Redemptions	(12.1)	(10.6)	(13.4)
Net redemptions	(2.1)	(3.3)	(4.2)
Market/fund performance	(1.2)	6.9	10.3
End of period assets	$174.4	$177.7	$166.7

Total Excluding Money Market
Beginning of period assets	$176.3	$172.7	$159.2
Sales	9.9	7.1	9.0
Redemptions	(12.0)	(10.4)	(13.2)
Net redemptions	(2.1)	(3.3)	(4.2)
Market/fund performance	(1.2)	6.9	10.3
End of period assets	$173.0	$176.3	$165.3

Notes:

(1)         Growth/core and fixed income assets reflect a 50%/50% split of the Janus Balanced Fund between the two categories.

(2)         Represents all assets managed by INTECH Investment Management LLC.

(3)         Represents all assets managed by Perkins Investment Management LLC.

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Data presented reflects past performance, which is no guarantee of future results. Due to market volatility, current performance may be higher or lower than the performance shown. Call 877.33JANUS (52687) or visit janus.com/advisor/mutual-funds for performance, rankings and ratings current to the most recent month-end.

Janus Capital Group Inc. (“JCG”) provides investment advisory services through its primary subsidiaries, Janus Capital Management LLC (“Janus”), INTECH Investment Management LLC (“INTECH”) and Perkins Investment Management LLC (“Perkins”).

“Complex-Wide Mutual Funds” means all affiliated mutual funds managed by Janus, INTECH and Perkins. “Fundamental Equity Mutual Funds” means all mutual funds managed by Janus or Perkins that invest in equity securities. “Fixed Income Mutual Funds” means all mutual funds managed by Janus that invest primarily in fixed income securities. “Mathematical Equity Relative Return Strategies” means all relative return discretionary managed accounts (not mutual funds) that are advised or sub-advised by INTECH with at least a one-year track record.

Mutual fund relative performance analysis shown is for each Fund’s parent share class (typically the share class with the longest performance history): Class T, S or I Shares in the Janus retail fund (“JIF”) trust and the Institutional or Service Shares in the Janus Aspen Series (“JAS”). These share classes may not be eligible for purchase by all investors. Other share classes may have higher sales and management fees, which can result in differences in performance.

Investing involves risk, including the possible loss of principal. The value of your investment will fluctuate over time and you may gain or lose money. A fund’s performance may be affected by risks that include those associated with non-diversification, non-investment grade debt securities, high-yield/high-risk securities, undervalued or overlooked companies, investments in specific industries or countries and potential conflicts of interest. Additional risks to funds may include those associated with investing in foreign securities, emerging markets, initial public offerings, real estate investment trusts (“REITs”), derivatives, short sales, commodity linked investments and companies with relatively small market capitalizations. Each fund has different risks. Please see a Janus prospectus for more information about risks, fund holdings and other details.

The Overall Morningstar RatingTM for a fund is derived from a weighted-average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar RatingTM metrics. For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of the funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages). The Morningstar RatingTM may differ among share classes of a mutual fund as a result of different sales loads and/or expense structures. It may be based, in part, on the performance of a predecessor fund. Morningstar does not rate funds with less than a three-year performance history.

The Morningstar percentile ranking is based on the fund’s total-return percentile rank relative to all funds that have the same category for the same time period. The highest (or most favorable) percentile rank is 1%, and the lowest (or least favorable) percentile rank is 100%. Morningstar total-return includes both income and capital gains or losses and is not adjusted for sales charges. The top-performing funds in a category will always receive a rank of 1.

Morningstar performance on an asset-weighted basis is calculated by taking all funds and assigning the assets under management (“AUM”) in each respective fund to either the 1st, 2nd, 3rd or 4th quartile bucket based on each fund’s respective Morningstar relative ranking. The total AUM of each quartile’s bucket is then divided by complex-wide total AUM to arrive at the respective percent of AUM in each bucket.

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus containing this and other information, please call Janus at (800) 525-3713 or download the file from www.janus.com/info. Read it carefully before you invest or send money.

Funds distributed by Janus Distributors LLC.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “forecast” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. These statements are based on the beliefs and assumptions of Company management based on information currently available to management.

Various risks, uncertainties, assumptions and factors that could cause future results to differ materially from those expressed by the forward-looking statements included in this press release include, but are not limited to, risks specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, included under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the SEC from time to time. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. Many of these factors are beyond the control of the Company and its management. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except for the Company’s ongoing obligations to disclose material information under the applicable securities law and stock exchange rules, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.